UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Whiting Petroleum Corporation (the “Company”) held its annual meeting of stockholders on May 1, 2012. Of the 117,999,060 shares outstanding as of the record date, 109,234,724 shares (approximately 93%) were present or represented by proxy at the meeting. At the meeting, the Company’s stockholders approved the election of James J. Volker, William N. Hahne and Allan R. Larson, as directors; the compensation of the Company’s named executive officers as disclosed in its 2012 proxy statement; and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The results of the voting on the matters submitted to the stockholders were as follows:

1.	Election of directors for terms expiring at the 2015 annual meeting of stockholders and until their successors are duly elected and qualified.

	Shares Voted
Name of Nominee	For	Withheld	Broker Non - Vote
James J. Volker	95,613,627	3,907,453	9,713,644
William N. Hahne	96,793,881	2,727,199	9,713,644
Allan R. Larson	96,969,510	2,551,570	9,713,644

2.	Approval of advisory resolution on compensation of named executive officers.

Shares Voted
For	Against	Abstain	Broker Non-Vote
94,579,869	3,753,381	1,187,830	9,713,644

3.	Ratification of appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2012.

Shares Voted
For	Against	Abstain	Broker Non-Vote
107,220,836	1,576,771	437,117	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: May 1, 2012	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer